UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2006

MGN Technologies Inc.

(Exact name of Registrant as specified in charter)

British Columbia	00-50919	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

314 – 837 West Hastings Street

Vancouver, British Columbia V6C 3N6

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604) 602-9596

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Effective January 8, 2006, the Company entered into a consulting agreement (the “Agreement”) with ECON Investor Relations (“ECON”) whereby ECON is to provide services relating to internet marketing, public relations, corporate strategies, and customized programs for the Company.  The term of this Agreement is one year with an option to renew both parties having the option to cancel said agreement based on 30 days written notice.  The Company shall pay ECON a fee of $4000.00 per month, the Company will also issue from treasury 2,500 common voting shares.  This issuance will be made pursuant to exemptions from registration provided by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and exemptions available under applicable state securities law and regulations.  These shares will be restricted shares and will bear the appropriate restrictive legend.

Effective January 5, 2006, the Company entered into a consulting agreement (the “Agreement”) with Atlanta Capital Partners, LLC (“Atlanta”) which is effective through April 8, 2006.  The Agreement contemplates Atlanta assisting the Company with financial advisory, strategic business planning, and investor relation services.  $10,000 will be paid by the Company as total and complete consideration for the services to be provided.  The Company may renew the Agreement on the same terms by providing written notice to Atlanta at any time prior to the expiration hereof.

Effective January 3, 2006, MGN Technologies Inc. (the “Company” or “MGN”) entered into an agreement with The Money Channel, Inc. (“MCH”) which owns and produces the radio program American Scene (“ASR”).  Pursuant to the agreement, as a primary sponsor of ASR, MGN shall receive two daily live mentions by and two five to eight minute by phone or in studio interviews per week.  The time period for ASR Radio in this agreement shall be 120 days beginning on January 3, 2006 and ending on May 3, 2006 with consideration paid of $22,500.  This Agreement may then be renewed for 120 day time periods upon the option of the Company at the guaranteed continuing rate of $25,000 after this radio media ends.

On January 6, 2006, the Company entered into an investor relations consulting agreement (the “Agreement”) with First London Finance, Ltd. (“First London”) for a three month term beginning January 8, 2006 through to June 8, 2006.  First London agrees to act in an advisory capacity in respect of areas such as: presentations and discussions with analysts, brokers, financial writers; development of a database of individual persons, financial institutions; guidance in the preparation, writing, and dissemination of press releases.  In consideration of services rendered the Company agrees to pay First London an expense allowance of $3,500 per month for the first three months of 2006.

Item 9.01.

Financial Statements and Exhibits

Exhibits

10.1

ECON Investor Relations

10.2

Atlanta Capital Partners, LLC

10.3

The Money Channel, Inc.

10.4

First London Finance, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGN TECHNOLOGIES INC.

/s/ Mark Jensen

___________________________

Mark Jensen, President and CEO

Dated:  March 15, 2006